Exhibit 99-1

Name and Address of Additional Reporting Persons:
------------------------------------------------

Carso Global Telecom S.A. de C.V. ("CGT") with the following address:

         Insurgentes Sur 3500
         Col. Pena Pobre Tlalpan
         14060 Mexico D.F., Mexico


Orient Star Holdings LLC ("Orient Star") with the following address:

         477 Madison Avenue, 6th Floor
         New York, NY 10022


Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

         Insurgentes Sur 3500, PB-4
         Col. Pena Pobre
         14060 Mexico, D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

         Paseo de Las Palmas #736
         Colonia Lomas de Chapultepec,
         11000 Mexico, D.F., Mexico

Explanation of Responses:
------------------------

Orient Star beneficially owns directly 3,720,500 GLBC Shares as of July 23,
2004.

Inmobiliaria is the sole member of Orient Star, and therefore may be deemed to have indirect beneficial ownership of the 3,720,500 GLBC Shares owned directly by Orient Star.

CGT beneficially owns directly 390,000 GLBC Shares as of July 23, 2004.

The Slim Family beneficially owns all of the outstanding voting equity securities of Inmobiliaria and a majority of the outstanding voting equity securities of CGT. As a result, each member of the Slim Family may be deemed to have indirect beneficial ownership of (i) the 3,720,500 GLBC Shares beneficially owned indirectly by Inmobiliaria and beneficially owned directly by Orient Star and (ii) the 390,000 GLBC Shares beneficially owned directly by CGT.

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                                 Signature Page
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         ---------------------------------------
         Carlos Slim Helu


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         Carlos Slim Domit                          By: /s/ Eduardo Valdes Acra
                                                        -----------------------
                                                        Eduardo Valdes Acra
         ---------------------------------------        Attorney-in-Fact
         Marco Antonio Slim Domit                       July 26, 2004


         ---------------------------------------
         Patrick Slim Domit


         ---------------------------------------
         Maria Soumaya Slim Domit


         ---------------------------------------
         Vanessa Paola Slim Domit


         ---------------------------------------
         Johanna Monique Slim Domit


         INMOBILIARIA CARSO, S.A. DE C.V.


         ---------------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact


         ORIENT STAR HOLDINGS LLC


         ---------------------------------------
         By:  Inmobiliaria Carso, S.A. de C.V.
         Name: Armando Ibanez Vazquez
         Title: Attorney-in-Fact


         CARSO GLOBAL TELECOM, S.A. DE C.V.


         ---------------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact